UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 14, 2023

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2023, effective as of November 20, 2023, the Board of Directors of the Company (the “Board”) appointed: (i) Anthony Clark as the Company’s President and Chief Executive Officer, (ii) Ray Mays as the Company’s Chief Operating Officer and Executive Vice President, and (iii) Ian Shaw as the Company’s Chief Financial Officer. In connection with the appointments, on December 14, 2023, the Company entered into an amended and restated employment agreement with Mr. Clark (replacing his original employment agreement, which was effective June 16, 2023), and employment agreements with each of Messrs. Mays and Shaw (the “Employment Agreements”).

Tony Clark Amended and Restated Employment Agreement

Under the terms of Mr. Clark’s amended and restated employment agreement, he will be paid a base salary of $350,000, subject to review and potential adjustment in the sole discretion of the Board. Mr. Clark will be eligible to receive an annual cash bonus based on the satisfaction of performance metrics determined by the Board in its sole discretion, except that the performance metrics for 2024 have been agreed to by the parties. Mr. Clark may also participate in the same benefit plans or fringe benefit policies, other than severance programs, available to executive management of the Company, subject to eligibility requirements.

Upon the separation of his employment by the Company without “cause” or by Mr. Clark for “good reason” (as those terms are defined in the amended and restated employment agreement), Mr. Clark will be entitled to receive, subject to his execution and nonrevocation of a general release of claims: (i) severance payments in an amount equal to his then-current base salary for the remainder of the then-applicable term of his employment (as described below), (ii) payment of any earned but unpaid performance bonus for the calendar year or fiscal year, as applicable, ending immediately prior to such termination, (iii) a lump sum payment equal to the cost to Mr. Clark to extend his then-current group health plan benefits for 18 months following the date of termination, and (iv) if such termination occurs more than four months into the year, a lump sum payment equal to the performance bonus, if any, that Mr. Clark would have earned for the calendar year or fiscal year, as applicable, during which such termination occurs, based on the Company’s achievement of applicable performance metrics, prorated to reflect the portion of such year during which Mr. Clark was employed by the Company. However, in the event of such a termination of Mr. Clark’s employment within 12 months following a “change of control” (as defined in the amended and restated employment agreement), Mr. Clark will be entitled to receive two-times the amounts in clauses (i), (iii) and (iv).

Mr. Clark’s amended and restated employment agreement has a 2-year term commencing June 16, 2023 (the effective date of Mr. Clark’s original employment agreement with the Company), with automatic annual renewal thereafter on each anniversary of such date, unless notice of non-renewal is provided at least 60 days prior to such anniversary (and subject to earlier termination in accordance with the terms of the agreement). The agreement includes certain restrictive covenants that apply during, and for specified periods after, Mr. Clark's employment, including with respect to confidentiality, non-disparagement, non-solicitation, and intellectual property assignment.

Ray Mays Employment Agreement

Under the terms of Mr. Mays’ employment agreement, he will be paid a base salary of $320,000, subject to review and potential adjustment in the sole discretion of the Board. Mr. Mays will also be eligible to receive an annual cash bonus based on the satisfaction of performance metrics determined by the Board in its sole discretion, except that the performance metrics for 2024 have been agreed to by the parties. Mr. Mays may also participate in the same benefit plans or fringe benefit policies, other than severance programs, available to executive management of the Company, subject to eligibility requirements.

Upon the separation of his employment by the Company without “cause” or by Mr. Mays for “good reason” (as those terms are defined in the employment agreement), Mr. Mays will be entitled to receive, subject to his execution and nonrevocation of a general release of claims: (i) severance payments in an aggregate amount equal to his then-current base salary, (ii) payment of any earned but unpaid performance bonus for the calendar year or fiscal year, as applicable, ending immediately prior to such termination, (iii) a lump sum payment equal to the cost to Mr. Mays to extend his then-current group health plan benefits for 18 months following the date of termination, and (iv) if such termination occurs more than four months into the year, a lump sum payment equal to the performance bonus, if any, that Mr. Mays would have earned for the calendar year or fiscal year, as applicable, during which such termination occurs, based on the Company’s achievement of applicable performance metrics, prorated to reflect the portion of such year during which Mr. Mays was employed by the Company. However, in the event of such a termination of Mr. Mays’ employment within 12 months following a “change of control” (as defined in the employment agreement), Mr. Mays will be entitled to receive two-times the amounts in clauses (i), (iii) and (iv).

Mr. Mays’ employment agreement has a 2-year term commencing November 20, 2023, with automatic annual renewals thereafter at the end of such term, unless notice of non-renewal is provided at least 60 days prior to the end of the then-applicable term (and subject to earlier termination in accordance with the terms of the agreement). The agreement includes certain restrictive covenants that apply during, and for specified periods after, Mr. Mays' employment, including with respect to confidentiality, non-disparagement, non-solicitation, and intellectual property assignment.

Ian Shaw Employment Agreement

Under the terms of Mr. Shaw’s employment agreement, he will provide fractional services to the Company while remaining an employee of Wilks Brothers, LLC and will be paid a fee of $10,000 per month.

Mr. Shaw’s employment agreement is terminable by Mr. Shaw or the Company upon 30 days’ advance written notice, does not provide for any severance payments or benefits and includes certain restrictive covenants that apply during and after Mr. Shaw's employment, including with respect to confidentiality and intellectual property assignment.

The foregoing is a summary description of the terms of each of the Employment Agreements and is qualified in its entirety by reference to the Employment Agreements, a copy of which is attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Employment Agreement between the Company and Anthony Clark, dated December 14, 2023.
10.2	Employment Agreement between the Company and Ray Mays, dated December 14, 2023.
10.3	Employment Agreement between the Company and Ian Shaw, dated December 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: December 20, 2023	By:	/s/ Ian Shaw
Ian Shaw
Chief Financial Officer